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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements and Reports of Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 27, 2002 in this Registration Statement (Form N-1A Nos. 33-47287 and 811-6637) of The UBS Funds.



                                      /s/ Ernst & Young LLP
                                      ---------------------
                                          ERNST & YOUNG LLP


New York, New York
September 27, 2002